UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2010

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 20, 2010, Atlantic Tele-Network, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement between the Company, as Borrower, certain of the Company’s subsidiaries, as Guarantors, CoBank, ACB (“CoBank”), as Administrative Agent, Arranger, Issuer Lender and Lender, and the other Lenders named therein.  The credit agreement provides for a $298.9 million credit facility, consisting of a $73.9 million term loan (the “Term Loan A”), a $150.0 million term loan (the “Term Loan B”) and a $75.0 million revolver loan (the “Revolver Loan,” and together with the Term Loan A and Term Loan B, the “Credit Facility”).  The Credit Facility also provides for one or more additional term loans up to an aggregate $50.0 million, subject to lender and administrative agent approval.

Upon the closing of the Credit Facility, $73.9 million was outstanding under the Term Loan A, an amount equal to the outstanding principal amount of the Company’s previous term loan under the Company’s prior credit facility.  No amount is currently outstanding under Term Loan B.  The proceeds of Term Loan B may be used by the Company solely in connection with the financing of its previously announced acquisition of wireless assets of Alltel Corporation (the “Alltel Acquisition”) that are being divested by Verizon Wireless in connection with Verizon’s acquisition of Alltel in 2009.   Borrowings under the Term Loan B are available to the Company until the earlier of (i) completion of the Alltel Acquisition and (ii) March 31, 2010.  The Company currently has no borrowings outstanding under the Revolver Loan, of which the Company may use up to $10.0 million for standby or trade letters of credit.

The Term Loan A and the Term Loan B each mature on September 30, 2014, unless accelerated pursuant to an event of default, as described below.  The Revolver Loan matures on September 10, 2014, unless accelerated pursuant to an event of default, as described below.  Amounts borrowed under the Term Loan A, Term Loan B and the Revolver Loan bear interest at a rate equal to, at the Company’s option, either (i) the London Interbank Offered Rate (LIBOR) plus an applicable margin ranging between 3.50% to 4.75% or (ii) a base rate plus an applicable margin ranging from 2.50% to 3.75%.  The Company is not required to apply a minimum LIBOR percentage for any loans bearing interest at the LIBOR rate.  The base rate is equal to the higher of either (i) 1.50% plus the higher of (x) the one-week LIBOR and (y) the one-month LIBOR and (ii) the prime rate (as defined in the credit agreement).  The applicable margin is determined based on the ratio of the Company’s indebtedness (as defined in the credit agreement) to its EBITDA (as defined in the credit agreement).

All amounts outstanding under the Revolver Loan will be due and payable upon the earlier of the maturity date or the acceleration of the loan upon an event of default.  Amounts outstanding under the Term Loan A and the Term Loan B will be due and payable commencing on March 31, 2010 in quarterly payments equal to 1.25% of the initial principal amount outstanding under each loan, increasing to 2.50% of the initial principal amount outstanding commencing on March 31, 2012.  Remaining balances will be due and payable upon maturity, unless the loans are accelerated upon an event of default.

Certain of the Company’s subsidiaries, including Commnet Wireless, LLC, Sovernet, Inc. and Choice Communications, LLC, are guarantors of the Company’s obligations under the Credit Facility.  Further, the Company’s obligations are secured by (i) a first priority, perfected lien on substantially all the property and assets of the Company and the guarantor subsidiaries, including its principal wholly-owned domestic operating subsidiaries and (ii) a pledge of 100% of the Company’s equity interests in certain domestic subsidiaries and up to 65% of the equity interests outstanding of certain foreign subsidiaries, in each case, including the Company’s principal operating subsidiaries.  Upon closing of the Alltel Acquisition and as a condition to the Term Loan B, certain subsidiaries formed by the Company in connection with the Alltel Acquisition must also become guarantors and the Company’s obligations under the Credit Facility must be secured by a first priority, perfected lien on substantially all of the property and assets of certain of the Company’s subsidiaries formed in connection with the Alltel Acquisition and a pledge of 100% of the Company’s equity interests in those subsidiaries.

The Credit Facility contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, sale and leasebacks, transactions with affiliates and fundamental changes.  In addition, the Credit Facility contains financial covenants by the Company that (i) impose a maximum ratio of indebtedness (as defined in the credit agreement) to EBITDA (as defined in the credit agreement), (ii) require a minimum ratio of EBITDA to cash interest expense, (iii) require a minimum ratio of equity to consolidated assets and (iv) require a minimum ratio of EBITDA to fixed charges (as defined in the credit agreement).

The Credit Facility provides for events of default customary for credit facilities of this type, including but not limited to non-payment, defaults on other debt, misrepresentation, breach of covenants, representations and warranties, insolvency and bankruptcy.  After the occurrence of an event of default and for so long as it continues, the administrative agent or the requisite lenders (as defined in the credit agreement) may increase the interest rate then in effect on all outstanding obligations by 2.0%.  Upon an event of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Credit Facility will become immediately due and payable and the lender commitments will be automatically terminated.  Upon the occurrence and continuation of any other event of default, the administrative agent and/or the requisite lenders (as defined in the credit agreement) may accelerate payment of all obligations and terminate the lenders’ commitments under the Credit Facility.

The foregoing description is only a summary of the provisions of the Credit Facility and is qualified in its entirety by the terms of the credit agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Company’s entry into, and borrowings under, the Credit Facility is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

On January 25, 2010, the Company issued a press release announcing that it had entered into the Credit Facility and providing updated information on its pending acquisition of former Alltel Corporation assets from Verizon Wireless.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

10.1

Amended and Restated Credit Agreement dated as of January 20, 2010 by and among Atlantic Tele-Network, Inc., as Borrower, CoBank, ACB, as Administrative Agent, Arranger, Issuing Lender and a Lender, the Guarantors named therein, and the other Lenders named therein.

99.1	Press Release of the Company, dated January 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: January 25, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Amended and Restated Credit Agreement dated as of January 20, 2010 by and among Atlantic Tele-Network, Inc., as Borrower, CoBank, ACB, as Administrative Agent, Arranger, Issuing Lender and a Lender, the Guarantors named therein, and the other Lenders named therein.

99.1	Press Release of the Company, dated January 25, 2010.